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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Incentive Plan, Directors' Stock Option Plan and other stock options of Optio Software, Inc. of our report dated February 25, 2000, except for Note 15, as to which the date is April 14, 2000, with respect to the consolidated financial statements and schedule of Optio Software, Inc. included in its Annual Report on Form 10-K for the year ended January 31, 2000, filed with the Securities and Exchange Commission.

                                  /s/ Ernst & Young LLP

Atlanta, Georgia
June 8, 2000